Exhibit 99.1

Regal Entertainment Group Reports Results for Fourth Quarter 2005 and
Declares Quarterly Dividend

Knoxville, Tennessee – February 7, 2006 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States under the Regal Cinemas, United Artists Theatres and Edwards Theatres brands, today announced results for fourth quarter 2005 and declared a cash dividend of $0.30 per common share.

Total revenue for the fourth quarter ended December 29, 2005 was $668.2 million, a 3.9% increase from total revenue of $643.1 million for the fourth quarter of 2004.  Net income was $35.1 million in the fourth quarter of 2005 compared to net income of $24.5 million in the same period of 2004.  Adjusted earnings per diluted share(1) was $0.24 for the fourth quarter of 2005 compared to $0.17 during the fourth quarter of 2004.  Adjusted EBITDA(2) of $145.5 million for the fourth quarter of 2005 increased 9.6% compared to Adjusted EBITDA of $132.7 million in the fourth quarter of 2004 and represented an Adjusted EBITDA margin of approximately 21.8%.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.30 per Class A and Class B common share, payable on March 17, 2006, to stockholders of record on March 9, 2006.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“In 2005, Regal Entertainment Group acquired and integrated the Eastern Federal theatre circuit, returned value to shareholders in the form of dividends totaling over $175 million and continued to generate significant free cash flow,” stated Mike Campbell, CEO of Regal Entertainment Group.  “Regal also partnered with two leading theatre circuits to create National CineMedia, which is capturing additional operating synergies and creating incremental value for our shareholders,” Campbell continued.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005.  All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss fourth quarter 2005 results on February 7, 2006 at 9:30 a.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #187383.  In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,463 screens in 555 locations in 40 states and the District of Columbia. Regal operates approximately 18% of all indoor screens in the United States including theatres in 43 of the top 50 U.S. markets and growing suburban areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations and, through its investment in National CineMedia, LLC, further realize cinema advertising, marketing and other revenue enhancing opportunities by utilizing Regal’s existing asset base.

Additional information is available on the Company’s Web site at www.REGmovies.com.

# # #

Financial Contacts:	Media Contact:

Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President – Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Operations Information

For the Fiscal Quarter and Four Quarters Ended 12/29/05 and 12/30/04

(dollars in millions, except per share data)

	Quarter Ended		Four Quarters Ended
	Dec. 29,	Dec. 30,	Dec. 29,	Dec. 30,
	2005	2004	2005	2004

Revenues:
Admissions	$437.5	$428.4	$1,662.2	$1,657.9
Concessions	173.9	165.8	659.8	636.4
Other operating revenue	56.8	48.9	194.7	173.7
Total revenue	668.2	643.1	2,516.7	2,468.0

Operating expenses:
Film rental and advertising costs	235.1	235.3	886.7	878.5
Cost of concessions	25.0	24.5	96.4	94.9
Rent expense	80.9	76.9	310.5	287.0
Other operating expenses	167.4	158.1	668.8	638.1
General and administrative expenses	15.2	15.6	61.3	63.5
Restructuring expenses and amortization of deferred stock compensation	1.9	1.5	6.6	6.4
Depreciation and amortization	51.2	43.8	199.3	174.6
Net loss (gain) on disposal and impairment of operating assets	(0.2)	2.5	11.6	(1.4)
Joint venture equity including former employee compensation	1.6	—	5.9	—
Net loss on lawsuit settlements	—	13.5	—	5.3
Income from operations	90.1	71.4	269.6	321.1

Interest expense, net	31.7	28.2	117.3	95.6
Minority interest in earnings of consolidated subsidiaries	—	—	(0.2)	0.9
Loss on debt extinguishment	—	—	—	76.1
Other, net	—	(0.1)	—	6.5
Income before income taxes	58.4	43.3	152.5	142.0
Provision for income taxes	23.3	18.8	60.7	59.5
Net income	$35.1	$24.5	$91.8	$82.5

Diluted earnings per share	$0.23	$0.16	$0.59	$0.55
Adjusted earnings per diluted share(1)	$0.24	$0.17	$0.65	$0.88

Weighted average number of diluted shares outstanding (in millions):	154.6	153.6	154.3	149.2

Consolidated Summary Balance Sheet Information

(dollars in millions)

	As of	As of
	Dec. 29,	Dec. 30,
	2005	2004

Cash and cash equivalents	$196.3	$243.9
Total assets	2,532.8	2,542.4
Total debt	1,984.5	2,005.8
Stockholders’ equity	29.9	69.0

	Quarter Ended		Four Quarters Ended
	Dec. 29,	Dec. 30,	Dec. 29,	Dec. 30,
	2005	2004	2005	2004
Operating Data:
Theatres at period end	555	558	555	558
Screens at period end	6,463	6,273	6,463	6,273
Average screens per theatre	11.6	11.2	11.6	11.2
Attendance (in thousands)	63,864	65,140	244,279	253,835
Average ticket price	$6.85	$6.58	$6.80	$6.53
Average concessions per patron	$2.72	$2.55	$2.70	$2.51

Reconciliation of Net Income to EBITDA to Net Cash Provided by Operating Activities
(dollars in millions)

	Quarter Ended		Four Quarters Ended
	Dec. 29,	Dec. 30,	Dec. 29,	Dec. 30,
	2005	2004	2005	2004

Net income	$35.1	$24.5	$91.8	$82.5
Interest expense, net	31.7	28.2	117.3	95.6
Provision for income taxes	23.3	18.8	60.7	59.5
Depreciation and amortization	51.2	43.8	199.3	174.6
EBITDA	141.3	115.3	469.1	412.2
Interest expense, net	(31.7)	(28.2)	(117.3)	(95.6)
Provision for income taxes	(23.3)	(18.8)	(60.7)	(59.5)
Deferred income taxes	(8.7)	(1.0)	(15.5)	2.2
Loss on debt extinguishment	—	—	—	76.1
Changes in operating assets and liabilities	99.0	110.7	87.8	50.1
Other items, net	2.8	0.7	23.0	1.9
Net cash provided by operating activities	$179.4	$178.7	$386.4	$387.4

Reconciliation of EBITDA to Adjusted EBITDA
(dollars in millions)

	Quarter Ended		Four Quarters Ended
	Dec. 29,	Dec. 30,	Dec. 29,	Dec. 30,
	2005	2004	2005	2004

EBITDA	$141.3	$115.3	$469.1	$412.2
Loss (gain) on disposal and impairment of operating assets	(0.2)	2.5	11.6	(1.4)
Net loss on lawsuit settlements	—	13.5	—	5.3
Restructuring expenses and amortization of deferred stock compensation	1.9	1.5	6.6	6.4
Loss on debt extinguishment	—	—	—	76.1
Joint venture employee compensation and depreciation and amortization	2.5	—	8.4	—
Minority interest and other, net	—	(0.1)	(0.2)	7.4
Adjusted EBITDA(2)	$145.5	$132.7	$495.5	$506.0

Free Cash Flow
(dollars in millions)

	Quarter Ended		Four Quarters Ended
	Dec. 29,	Dec. 30,	Dec. 29,	Dec. 30,
	2005	2004	2005	2004

Net cash provided by operating activities	$179.4	$178.7	$386.4	$387.4
Capital expenditures	(41.2)	(43.5)	(144.5)	(124.3)
Proceeds from asset sales	26.3	5.0	57.7	51.3
Free cash flow(2)	$164.5	$140.2	$299.6	314.4

Reconciliation of Earnings Per Diluted Share
(dollars in millions, except per share data)

	Quarter Ended		Four Quarters Ended
	Dec. 29,	Dec. 30,	Dec. 29,	Dec. 30,
	2005	2004	2005	2004

Net income	$35.1	$24.5	$91.8	$82.5
Loss on debt extinguishment, net of related tax effects	—	—	—	45.7
Net income, excluding loss on debt extinguishment, net of related tax effects	35.1	24.5	91.8	128.2
Restructuring expenses and amortization of deferred stock compensation, net of related tax effects	1.1	0.9	4.0	3.8
Net income, excluding restructuring expenses and amortization of deferred stock compensation, net of related tax effects	36.2	25.4	95.8	132.0
Joint venture employee compensation, net of related tax effects	1.2	—	4.4	—
Net income, excluding restructuring expenses, amortization of deferred stock compensation and joint venture employee compensation, net of related tax effects	$37.4	$25.4	$100.2	$132.0
Weighted average number of diluted shares	154.6	153.6	154.3	149.2
Adjusted earnings per diluted share, excluding restructuring expenses and amortization of deferred stock compensation and joint venture employee compensation, net of related tax effects (1)	$0.24	$0.17	$0.65	$0.88
Earnings per diluted share	$0.23	$0.16	$0.59	$0.55

(1)

We have included adjusted earnings per diluted share, which is earnings per diluted share excluding restructuring expenses and amortization of deferred stock compensation and joint venture employee compensation, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, net loss on lawsuit settlement, restructuring expenses and amortization of deferred stock compensation, loss on debt extinguishment, joint venture employee compensation and depreciation and amortization, loss (gain) on disposal and impairment of operating assets, and minority interest and other, net) was approximately $145.5 million, or 21.8% of total revenues, for the fourth quarter ended December 29, 2005.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the performance and liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitutes for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.